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                                                               EXHIBIT 23.2



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-19651) of Precision Response Corporation (the "Company") of our report dated March 17, 1995, on our audit of the December 31, 1994 financial statements of the Company and schedule thereto appearing in the Company's Report on Form 10-K for the fiscal year ended December 31, 1996.






/s/ GURLAND & GOLDBERG, P.A.


Hallandale, Florida
March 26, 1997